UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2024

(Date of Report - Date of earliest event reported on)

Community Bancorp./VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) As previously disclosed, effective December 31, 2024, Chief Executive Officer Kathryn M. Austin will retire from the positions of President and Chief Executive Officer of Community Bancorp. (the “Company”) and Chief Executive Officer of its wholly owned subsidiary, Community National Bank (the “Bank”).  Ms. Austin will remain on the Boards of the Company and the Bank.

(c) On December 23, 2024, the Board of Directors of Community Bancorp. promoted Bank President Christopher L. Caldwell, age 59, to the positions of President and Chief Executive Officer of Community Bancorp. and Chief Executive Officer of the Bank. The appointments are effective January 1, 2025.

Since January 2024, Mr. Caldwell has served as Vice President of the Company and President of the Bank as well as Director of both the Company and the Bank. From April 2021 to January 2024, Mr. Caldwell served as Vice President of the Company and Executive Vice President and Chief Lending Officer at the Bank.  From April 2020 to April 2021, Mr. Caldwell served as Senior Vice President, Head of Indiana Commercial/Business Banking for Northwest Bank in Indiana.  From September 2005 to April 2020, he served as Senior Vice President Commercial and Business Banking for MutualBank (formerly known as Mutual Saving Bank), acquired by Northwest Bank in April 2020.  Prior experience from 1996 to 2005 includes as a commercial banker for Star Financial Bank and Madison Community Bank, as well as owner and consultant with TKC Business Success Group, all in Indiana.  Mr. Caldwell resides in Newport, Vermont.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: December 30, 2024	/s/ Kathryn M. Austin
Kathryn M. Austin,
President & Chief Executive Officer

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